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                                                                   EXHIBIT 10(W)


                     INCENTIVE STOCK OPTION AGREEMENT--FORM

THE FOLLOWING IS A FORM OF AGREEMENT PRESCRIBED BY THE STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS FOR USE IN CONNECTION WITH THE ISSUANCE OF INCENTIVE OPTIONS (AS DEFINED IN THE EIP MICROWAVE, INC. 1994 STOCK OPTION PLAN) TO OFFICERS AND OTHER KEY EMPLOYEES. THIS FORM IS BEING FILED IN LIEU OF THE INDIVIDUAL AGREEMENTS WITH PARTICIPATING OFFICERS AND KEY EMPLOYEES.

THE STOCK OPTION COMMITTEE MAY PRESCRIBE A DIFFERENT FORM OF AGREEMENT, AND MAY MODIFY PREVIOUSLY EXECUTED INDIVIDUAL AGREEMENTS. ANY SUCH DIFFERENT FORM AND ANY SUCH MODIFICATION MAY ELIMINATE OR ACCELERATE VESTING PROVISIONS, MAY MODIFY OPTION PRICE PAYMENT PROVISIONS, MAY EXTEND THE TERMINATION DATE AND MAY ADOPT OTHER PROVISIONS MORE BENEFICIAL TO THE OPTIONEE, PROVIDED THAT SUCH TERMS AND CONDITIONS ARE CONSISTENT WITH THE 1994 STOCK OPTION PLAN.


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                               EIP MICROWAVE, INC.

                        INCENTIVE STOCK OPTION AGREEMENT
                                    FOR THE
                             1994 STOCK OPTION PLAN


     WHEREAS, _______________ (the "Optionee") is _______________ [title] of EIP
Microwave, Inc.. (the "Company"); and

     WHEREAS, the execution of a Stock Option Agreement in the form hereof has been duly authorized by a resolution of the Board of Directors of the Company duly adopted on ________, 19___ and incorporated herein by reference;

     WHEREAS, the option granted hereby is intended as an "incentive stock option" within the meaning of that term under Section 422A of the Internal Revenue Code of 1986, as amended
(the "Code").

     NOW, THEREFORE, the Company hereby grants to the Optionee an option pursuant to the Company's 1994 Stock Option Plan (the "Plan") to purchase ______ shares of common stock, $.01 par value per share (the "Common Stock"), of the Company at the price of ________ Dollars ($__________ ) per share, and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions hereinafter set forth.

     1.     (a)     This option (until terminated as hereinafter provided) shall be exercisable only to the extent of one-fifth of the shares hereinabove specified after the Optionee shall have been in the continuous employ of the Company or any Subsidiary for one year from the date hereof and to the extent of an additional one-fifth of such shares after each of the next four successive periods of one year thereafter during which the Optionee shall have been in the continuous employ of the Company or any Subsidiary. For the purposes of this paragraph, leaves of absence approved by the Stock Option Committee of the Company for illness, military or governmental service, or other cause, shall be considered as employment. To the extent exercisable, this option may be exercised in whole or in part from time to time.


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            (b)     Upon a filing pursuant to any federal or state law in
connection with any tender offer for shares of the Company (other than a tender offer by the Company) or upon the signing of any agreement for the merger or consolidation of the Company with another corporation or for sale of all or substantially all of the assets of the Company or upon adoption of any resolution of reorganization or dissolution of the Company by the stockholders or upon the occurrence of any other event or series of events, which tender offer, merger, consolidation, sale, reorganization, dissolution or other event or series of events, in the opinion of the Board of Directors, will, or is likely to, if carried out, result in a change of control of the Company, or if during any period of two consecutive years, individuals who at the beginning of such period constituted the Directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors of the Company at the beginning of any such period), the option granted hereby shall, notwithstanding the provisions of paragraph (a) above, become immediately exercisable in full. If any such tender offer, merger, consolidation, sale, reorganization, liquidation or other event or series of events mentioned in the immediately preceding sentence shall be abandoned, the Board of Directors may by notice to the Optionee nullify the effect thereof and reinstate the provisions of paragraph (a) above, but without prejudice to any exercise of this option that may have occurred prior to such nullification. Notwithstanding anything to the contrary in this Agreement, in the event of a merger or consolidation in which the Company is not the surviving corporation and the agreement of merger or consolidation provides for the assumption of options granted, and the Company's obligations, under the Plan, the date of exercisability of each outstanding option granted hereby shall not be accelerated as referenced above and the shares of common stock or securities of the successor corporation may be issued under the Plan in lieu of shares of Common Stock, subject to all the adjustments which the Stock Option Committee may determine is equitably required under Paragraph 6 of the Plan and Paragraph 7 of this Agreement; in such event the Optionee hereby consents to the substitution of such successor corporation's securities.

     2. The option price shall be payable (a) in cash or by check acceptable to the Company, (b) by transfer to the Company of shares of Common Stock which have been owned by the Optionee (i) more than one year if previously acquired upon exercise of an incentive stock option or (ii) more than six months if previously acquired otherwise which have a fair market value on the date of exercise equal to the option price, or (c) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Company with a broker who is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the option exercise price, plus interest at the applicable Federal rate for the period from the exercise date to the date of payment, and pursuant to which the broker undertakes to promptly deliver the full option exercise price plus such interest to the Company.

     3.     This option shall terminate on the earliest of the following dates:

            (a) On the date on which the Optionee ceases to be an employee of the Company or Subsidiary, unless he ceases to be such employee by reason of death or disability or in a manner described in (b) below;

            (b) Three months after the Optionee ceases to be an employee of the Company or Subsidiary by reason of termination of employment under circumstances determined by the Stock Option Committee to be for the convenience of the Company;

            (c) Three months after the date of a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, requiring the transfer of all or a portion of this option to the spouse of the Optionee (a "Qualified Domestic Relations Order");


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            (d)     One year after the death or disability of the Optionee if
the Optionee dies or becomes disabled while an employee of the Company or a Subsidiary or within the three-month period referred to in (b) above; or

            (e) Ten (or Five if Optionee owns more than 10% of the voting power of the Company or a Subsidiary) years from the date on which this option was granted.

In the event the Optionee shall intentionally commit an act materially inimical to the interests of the Company or Subsidiary, and the Stock Option Committee shall so find, this option shall terminate at the time of such act, notwithstanding any other provision of this Agreement.

            Nothing in Section 3 hereof shall be construed to modify or enlarge the rights of the Optionee as set forth in Section 1(a) hereof and at no time shall any right to exercise any installment of this option accrue to the Optionee unless and to the extent that he shall have been in the continuous employ of the Company or Subsidiary for the period specified with respect to such installment in Section 1(a) hereof. In the event the employment of the Optionee by the Company or Subsidiary is terminated for any reason whatsoever, all rights of the Optionee (except the right to purchase in accordance with Section 2 hereof any installments of this option which have theretofore accrued pursuant to Section 1(a) hereof) shall cease and terminate as of the date of such termination of employment and under no circumstances shall the Optionee have or acquire any rights with respect to any installment of this option which would have become exercisable subsequent to the date of such termination of employment. Nothing contained in this option shall limit whatever right the Company or Subsidiary might otherwise have to terminate the employment of the Optionee and the terms of this option shall not be affected in any manner by any employment or other agreement between the Optionee and the Company or any Subsidiary.

            For purposes of this Paragraph 3, "disability" shall mean the condition of an Optionee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

     4. This option is not transferable by the Optionee otherwise than (i) by will or the laws of descent and distribution or (ii) pursuant to a Qualified Domestic Relations Order.

     5. This option is exercisable, during the lifetime of the Optionee (i) only by him or, in the event of his legal incapacity to do so, by his guardian or legal representative acting in a fiduciary capacity under state law on behalf of the Optionee and under court supervision or (ii) in the case of the transfer of all or a part of this option pursuant to a Qualified Domestic Relations Order, by the spouse of the Optionee.

     6. This option shall not be exercisable if such exercise would involve a violation of any applicable Federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws.

     7. The Stock Option Committee shall make such adjustments in the option price and in the number or kind of shares of Common Stock or other securities covered by this option as such Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, reorganization, separation, or partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (including, without limitation, a merger or consolidation in which the Company is not the surviving corporation and the agreement of merger or consolidation provides for the assumption of the options granted pursuant to the Plan by the successor to the Company); provided, however,


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that without the prior written consent of the Optionee no such adjustment shall be made if it would constitute a "modification" of this option within the meaning of Section 425(h) of the Code.

     8. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with exercise by this option, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Company for payment of all such taxes.

     9. The term "Subsidiary" as used in this Agreement means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of this Agreement, the continuous employ of the Optionee with the Company or Subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries.

     10. This Agreement shall be subject to the terms and conditions of the Plan.


     EXECUTED at ______________, _________  this __ day of __________ 199_.


                                   EIP MICROWAVE, INC.



                                   By:  _____________________________

                                            Its:_____________________






     The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement and accepts the option granted thereunder.





                                   _____________________________
                                              Optionee


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